AMENDED SCHEDULE A
                         FULFILLMENT SERVICING AGREEMENT
                        (AMENDED AS OF JANUARY 29, 2004)

I. Portfolios and Classes that are no-load and have no 12b-1 fees:

         U.S. Equity Funds
         ICON Consumer Discretionary Fund
         ICON Energy Fund
         ICON Financial Fund
         ICON Healthcare Fund
         ICON Industrials Fund
         ICON Information Technology Fund
         ICON Leisure & Consumer Staples Fund
         ICON Materials Fund
         ICON Telecommunications & Utilities Fund

         ICON Bond Fund - Class Z Shares
         ICON Core Equity Fund - Class Z Shares
         ICON Covered Call Fund - Class Z Shares
         ICON Equity Income Fund - Class Z Shares
         ICON International Equity Fund
         (formerly ICON North Europe Region Fund) - Class Z Shares ICON Long/Short Fund - Class Z Shares

         Foreign Equity Funds
         ICON Asia-Pacific Region Fund
         ICON Europe Fund (formerly ICON South Europe Region Fund) ICON Western Hemisphere Fund

         Fixed Income Funds
         ICON Short-Term Fixed Income Fund

II. Portfolios and Classes with a 12b-1 plan:

         ICON Bond Fund - Class C and I Shares
         ICON Core Equity Fund - Class C and I Shares
         ICON Covered Call Fund - Class C and I Shares
         ICON Equity Income Fund - Class C and I Shares
         ICON International Equity Fund - Class C and I Shares
         ICON Long/Short Fund - Class C and I Shares